Exhibit 99.1

Xtant Medical Announces Second Quarter 2021 Financial Results

BELGRADE, MT, August 5, 2021 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights:

●	Revenue for the second quarter of 2021 totaled $15.0 million, an increase of 42% over the prior-year period
●	Gross margin in the second quarter of 2021 was 63.5%, compared to 62.2% for the prior-year period
●	Loss from operations totaled $0.5 million compared to an operating loss of $0.4 million for the prior-year period
●	Net loss incurred in the second quarter of 2021 totaled $0.7 million compared to a net loss of $2.5 million for the prior-year period
●	Non-GAAP Adjusted EBITDA for the second quarter of 2021 totaled $0.9 million, compared to $0.3 million for the prior-year period
●	Closed $20 million debt refinancing

“We are pleased with our second quarter performance reflecting solid revenue growth on a sequential and year-over-year basis driven by the elective spinal procedure market rebound,” said Sean Browne, President and CEO of Xtant Medical. “During the quarter, we enhanced our long-term prospects with the increase of both our sales force and distribution network. As business conditions continue to normalize, our commercial strategy is focused on creating more selling opportunities while scaling Xtant for growth. With a strong balance sheet and significant capital resources, we continue to invest in our future through the combination of new product introductions, penetration of underserved markets and further distribution network expansion.”

Second Quarter 2021 Financial Results

Second quarter 2021 revenue was $15.0 million, an increase of 42% compared to $10.5 million for the same quarter in 2020. The increase in revenue was largely attributed to easing of restrictions associated with the COVID-19 pandemic in our key markets, resulting in an increase in elective procedures.

Gross margin for the second quarter of 2021 was 63.5%, compared to 62.2% for the same period in 2020. The increase is primarily attributable to greater economies of scale.

Operating expenses for the second quarter of 2021 totaled $10.0 million compared to $6.9 million for the second quarter of 2020. The increase was primarily due to the result of increased sales commissions due to higher revenues, legal and stock-based compensation expense, and research and development expenses, partially offset by lower costs during the prior year period for ERP related expenses.

Second quarter 2021 net loss totaled $0.7 million, or $0.01 per share, compared to the second quarter 2020 net loss of $2.5 million, or $0.19 per share.

Non-GAAP Adjusted EBITDA for the second quarter of 2021 totaled $0.9 million, compared to $0.3 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the second quarter 2021 financial results on Thursday, August 5 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s continued investment in its future through the combination of new product introductions, penetration of underserved markets and further distribution network expansion. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain new and existing independent distributors and qualified personnel; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s ability to implement successfully its future growth initiatives; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (SEC) on February 24, 2021 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of June 30, 2021	As of December 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$20,312	$2,341
Restricted Cash	215	-
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $470 and $653, respectively	6,985	6,880
Inventories	21,093	21,408
Prepaid and other current assets	827	736
Total current assets	49,432	31,365

Property and equipment, net	4,869	4,347
Right-of -use asset, net	1,477	1,690
Goodwill	3,205	3,205
Intangible assets, net	428	457
Other assets	265	402
Total Assets	$59,676	$41,466

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,639	$2,947
Accrued liabilities	5,728	5,462
Current portion of lease liability	441	423
Finance lease obiligations	30	20
Line of credit	4,077	-
	-	16,797
Total current liabilities	12,915	25,649
Long-term Liabilities:
Lease liability, less current portion	1,076	1,303
Finance lease obligations, less current portion	118	-
Long-term debt, plus premium and less issuance costs	11,683	-
Total Liabilities	25,792	26,952

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 86,707,286 shares issued and outstanding as of June 30, 2021 and 77,573,680 shares issued and outstanding as of December 31, 2020	-	-
Additional paid-in capital	264,981	244,850
Accumulated deficit	(231,097)	(230,336)
Total Stockholders’ Equity (Deficit)	33,884	14,514

Total Liabilities & Stockholders’ Equity (Deficit)	$59,676	$41,466

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Orthopedic product sales	$14,942	$10,493	$27,451	$25,227
Other revenue	33	36	66	80
Total revenue	14,975	10,529	27,517	25,307

Cost of sales	5,460	3,979	9,911	9,144
Gross profit	9,515	6,550	17,606	16,163

Gross profit %	63.5%	62.2%	64.0%	63.9%

Operating expenses
General and administrative	4,173	2,931	7,200	7,250
Sales and marketing	5,590	3,895	10,445	10,309
Research and development	243	111	458	353
Total operating expenses	10,006	6,937	18,103	17,912

Income (Loss) from operations	(491)	(387)	(497)	(1,749)

Other income
Interest expense	(199)	(2,054)	(201)	(3,163)
Total Other Expense	(199)	(2,054)	(201)	(3,163)
Net Loss Before Provision for Income Taxes	(690)	(2,441)	(698)	(4,912)

Provision for income taxes	(43)	(23)	(64)	(45)
Net Loss	$(733)	$(2,464)	$(762)	$(4,957)

Net loss per share:
Basic	$(0.01)	$(0.19)	$(0.01)	$(0.38)
Dilutive	$(0.01)	$(0.19)	$(0.01)	$(0.38)

Shares used in the computation:
Basic	86,707,286	13,223,565	83,993,159	13,199,455
Dilutive	86,707,286	13,223,565	83,993,159	13,199,455

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(762)	$(4,957)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	731	1,153
Gain on disposal of fixed assets	(108)	(118)
Non-cash interest	16	3,149
Non-cash rent expense	5	8
Stock-based compensation	921	489
Provision for reserve on accounts receivable	(143)	204
Provision for excess and obsolete inventory	211	377

Changes in operating assets and liabilities:
Accounts receivable	38	2,290
Inventories	104	(4,164)
Prepaid and other assets	(29)	(153)
Accounts payable	(308)	1,067
Accrued liabilities	266	(921)
Net cash provide by (used in) operating activities	942	(1,576)
Investing activities:
Purchases of property and equipment	(1,079)	(673)
Proceeds from sale of fixed assets	125	106
Net cash used in investing activities	(954)	(567)
Financing activities:
Payments on financing leases	(34)	(75)
Costs associated with refinancing	(105)	-
Payments on long-term debt	(411)	-
Borrowings on line of credit	9,331
Repayments of line of credit	(9,009)	-
Proceeds from private placement, net of cash issuance costs	18,426	-
Net cash used in financing activities	18,198	(75)

Net change in cash and cash equivalents	18,186	(2,218)
Cash and cash equivalents at beginning of period	2,341	5,237
Cash and cash equivalents at end of period	$20,527	$3,019

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivelants	$20,312	$3,019
Restricted cash	215	-
Total cash and restricted cash reported in the condensed consolidated balance sheets	$20,527	$3,019

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Loss	$(733)	$(2,464)	$(762)	$(4,957)

Other expense	5	1	42	6
Depreciation and amortization	357	468	731	1,153
Interest expense	199	2,054	201	3,163
Tax expense	43	23	64	45
Non-GAAP EBITDA	(129)	82	276	(590)

Non-GAAP EBITDA/Total revenue	-0.9%	0.8%	1.0%	-2.3%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	465	219	921	489
Separation-related expenses	-	-	-	749
Litigation reserve	550	-	550	-
Non-GAAP Adjusted EBITDA	$886	$301	$1,747	$648

Non-GAAP Adjusted EBITDA/Total revenue	5.9%	2.9%	6.3%	2.6%